Exhibit 99.1

The First Bancorp Reports First Quarter Earnings Up 17.1%

DAMARISCOTTA, ME, April 20 – The First Bancorp (Nasdaq: FNLC), today announced unaudited results for the quarter ended March 31, 2011. Net income was $3.1 million, up $459,000 or 17.1% from the same period in 2010, and earnings per common share on a fully diluted basis of $0.29 were up $0.05 or 20.8% from the same period in 2010. Compared to the previous quarter, net income was up $66,000 or 2.1% and earnings per common share on a fully diluted basis were up $0.01 to $0.29 from $0.28.

“While the economic downturn is now in its third year, from our perspective, conditions have stabilized” observed Daniel R. Daigneault, the Company’s President & Chief Executive Officer. “Although we have not seen any significant improvement in the past several months, we fortunately have not seen any further decline. Our first quarter results were quite good, credit quality has been relatively stable for the past three quarters, and our performance continues to be significantly better than our peer group.

“Net interest income on a tax-equivalent basis for the three months ended March 31, 2011 was up $533,000 or 5.0% over the same period in 2010,” President Daigneault continued. “This increase was attributable to higher levels of earning assets. There was a small takeaway, however, as a result of our net interest margin slipping from 3.51% in 2010 to 3.40% in 2011: the yield on our assets was down 32 bps year-over-year while our funding cost was down only 22 bps. Non-interest income was $102,000 above the same period in 2010. Mortgage origination income was the primary reason for this increase. Non-interest expense was $206,000 above the same period in 2010. Salaries and employee benefits as well as occupancy costs were the reason for the increase.

“As noted previously, credit quality has been relatively stable for the past three quarters,” President Daigneault said. “Non-performing loans stood at 2.51% of total loans as of March 31, 2011, up slightly from 2.39% at year end and 2.46% a year ago. Net chargeoffs of $1.4 million were 0.64% of average loans on an annualized basis, down from net chargeoffs of $1.8 million or 0.76% of average loans in the first quarter of 2010. We provisioned $2.1 million for loan losses in the first quarter of 2011, down $300,000 from the first quarter of 2010, and the allowance for loan losses has increased $684,000 since year end. The allowance as a percentage of loans increased to 1.56% during the quarter, up from 1.50% at year end and 1.53% a year ago.”

 “Total assets have increased $37.2 million since year end and $94.5 million during the past year,” observed the Company’s Chief Financial Officer, F. Stephen Ward. “While the loan portfolio increased $7.1 million in the first three months of 2011, it was down $40.3 million from a year ago. We were fortunately able to add to the investment portfolio, which increased $34.8 million in the first quarter and $138.9 million over the past year. Low-cost deposits continue to do well, up $1.2 million in the first quarter and up $27.7 million over the past year.

“We continue to remain well capitalized, which has been a top priority for the past two years,” Mr. Ward said. “Our total risk-based capital is in excess of 16.0%, well above the well-capitalized threshold of 10.0% set by the FDIC. In the first quarter of 2011 we added nearly $1.0 million to regulatory capital through retained earnings in addition to the $3.7 million added in 2010. Strong capital enables the Company to maintain the dividend at 19.5 cents per share per quarter or 78 cents per share per year. We paid out 67.2% of earnings in the first quarter compared to 81.3% for the same period in 2010, and our dividend yield was 5.11% at March 31, 2011, based on the closing price of $15.25 per share.

“At quarter end, The First Bancorp’s shares were trading at a very healthy 1.51 times tangible book value,” Mr. Ward observed. “Our March 31, 2011 closing price of $15.25 per share was down $0.54 or 3.42% from our $15.79 per share closing price on December 31, 2010. This was slightly lower than the NASD Bank Index which was down 0.54% for the quarter, as well as the broader market indices which were in positive territory for the quarter.”

 “Our core operating ratios remain very good,” said President Daigneault, “especially when compared to our peer group. Our return on average tangible common equity was 11.43% for the first quarter of 2011 compared to 11.15% for the comparable period in 2010. This placed us in the top 30% of all banks in our peer group, which had an average return on equity of 3.15% as of December 31, 2010. Our efficiency ratio continues to be an important component in our overall performance, and it improved slightly to 48.28% for the first quarter of 2011 compared to 49.06% for the first quarter of 2010. It also puts us in the top 10% compared to our peer group, which had an average efficiency ratio of 67.23% as of December 31, 2010.

“While all of the data presented here supports our view that things have stabilized during the past few quarters, we feel it will still be some time before the economy returns to pre-2008 levels,” President Daigneault concluded. “Asset quality – as measured by past-due and non-performing loans – has been relatively stable for the past year. With good earnings we are adding to capital and posting a return on assets and a return on equity well above our peer group, and our financial performance continues to be much stronger than our peers. With solid earnings and by remaining well capitalized, we are able to maintain the dividend at an annual rate of $0.78 per share.”

The First Bancorp, headquartered in Damariscotta, Maine, is the holding company for The First, N.A. Founded in 1864, The First is an independent community bank serving Mid-Coast and Down East Maine with 14 offices in Lincoln, Knox, Hancock and Washington Counties. The Bank provides a full range of consumer and commercial banking products and services. First Advisors, a division of The First, provides investment advisory, private banking and trust services from two offices in Lincoln and Hancock Counties.

The First Bancorp
Consolidated Balance Sheets (Unaudited)

In thousands of dollars	3/31/2011	12/31/2010	3/31/2010
Assets
Cash and due from banks	$13,700	$13,838	$11,731
Overnight funds sold	100	100	-
Securities available for sale	325,451	293,229	131,441
Securities to be held to maturity	109,936	107,380	165,024
Federal Home Loan Bank and Federal Reserve Bank stock, at cost	15,443	15,443	15,443
Loans held for sale	450	2,806	4,152
Loans	894,684	887,596	935,008
Less allowance for loan losses	14,000	13,316	14,283
Net loans	880,684	874,280	920,725
Accrued interest receivable	6,236	5,263	6,110
Premises and equipment	18,685	18,980	18,069
Other real estate owned	4,575	4,929	6,351
Goodwill	27,684	27,684	27,684
Other assets	28,094	29,870	29,814
Total assets	$1,431,038	$1,393,802	$1,336,544
Liabilities
Demand deposits	$67,502	$74,032	$61,371
NOW deposits	120,045	119,823	111,965
Money market deposits	73,766	71,604	84,694
Savings deposits	108,359	100,870	94,833
Certificates of deposit	308,127	231,945	228,670
Certificates $100,000 to $250,000	337,018	338,452	314,010
Certificates $250,000 and over	35,440	37,792	43,637
Total deposits	1,050,257	974,518	939,180
Borrowed funds	217,534	257,330	236,913
Other liabilities	11,703	12,106	11,909
Total Liabilities	1,279,494	1,243,954	1,188,002
Shareholders' equity
Preferred stock	24,729	24,705	24,631
Common stock	98	98	98
Additional paid-in capital	45,551	45,474	45,209
Retained earnings	82,623	81,701	78,919
Net unrealized gain/(loss) on securities available-for-sale	(1,389)	(2,057)	(108)
Net unrealized loss on postretirement benefit costs	(68)	(73)	(207)
Total shareholders' equity	151,544	149,848	148,542
Total liabilities & shareholders' equity	$1,431,038	$1,393,802	$1,336,544
Common Stock
Number of shares authorized	18,000,000	18,000,000	18,000,000
Number of shares issued and outstanding	9,786,964	9,773,025	9,751,474
Book value per common share	$12.96	$12.80	$12.71
Tangible book value per common share	$10.13	$9.97	$9.87

The First Bancorp
Consolidated Statements of Income (Unaudited)

	For the three months ended
In thousands of dollars	3/31/2011	3/31/2010
Interest income
Interest and fees on loans	$10,173	$11,150
Interest on deposits with other banks	2	2
Interest and dividends on investments	4,079	2,981
Total interest income	14,254	14,133
Interest expense
Interest on deposits	2,563	2,480
Interest on borrowed funds	1,186	1,632
Total interest expense	3,749	4,112
Net interest income	10,505	10,021
Provision for loan losses	2,100	2,400
Net interest income after provision for loan losses	8,405	7,621
Non-interest income
Investment management and fiduciary income	424	411
Service charges on deposit accounts	640	709
Net securities gains	-	2
Mortgage origination and servicing income	459	278
Other operating income	754	775
Total non-interest income	2,277	2,175
Non-interest expense
Salaries and employee benefits	3,077	2,745
Occupancy expense	449	394
Furniture and equipment expense	550	581
FDIC insurance premiums	401	475
Amortization of identified intangibles	71	71
Other operating expense	1,940	2,016
Total non-interest expense	6,488	6,282
Income before income taxes	4,194	3,514
Applicable income taxes	1,051	830
NET INCOME	$3,143	$2,684
Less dividends and amortization of premium on preferred stock	337	337
Net income available to common shareholders	$2,806	$2,347
Basic earnings per share	$0.29	$0.24
Diluted earnings per share	$0.29	$0.24
Weighted average number of shares outstanding	9,778,172	9,750,056
Incremental shares	9,111	4,888
Cash dividends declared per share	$0.195	$0.195
Payout Ratio	67.24%	81.25%

The First Bancorp
Selected Financial Data (Unaudited)

Dollars in thousands,	For the three months ended
except for per share amounts	3/31/2011	3/31/2010

Summary of Operations
Interest Income	$14,254	$14,133
Interest Expense	3,749	4,112
Net Interest Income	10,505	10,021
Provision for Loan Losses	2,100	2,400
Non-Interest Income	2,277	2,175
Non-Interest Expense	6,488	6,282
Net Income	3,143	2,684
Per Common Share Data
Basic Earnings per Share	$0.29	$0.24
Diluted Earnings per Share	0.29	0.24
Cash Dividends Declared	0.195	0.195
Book Value per Common Share	12.96	12.71
Tangible Book Value per Common Share	10.13	9.87
Market Value	15.25	15.94
Financial Ratios
Return on Average Equity (a)	10.02%	8.69%
Return on Average Tangible Common Equity (a)	11.43%	11.15%
Return on Average Assets (a)	0.90%	0.82%
Average Equity to Average Assets	10.76%	11.30%
Average Tangible Equity to Average Assets	8.80%	9.22%
Net Interest Margin Tax-Equivalent (a)	3.40%	3.51%
Dividend Payout Ratio	67.24%	81.25%
Allowance for Loan Losses/Total Loans	1.56%	1.53%
Non-Performing Loans to Total Loans	2.51%	2.46%
Non-Performing Assets to Total Assets	1.89%	2.20%
Efficiency Ratio	48.28%	49.06%
At Period End
Total Assets	$1,431,038	$1,336,544
Total Loans	894,684	935,008
Total Investment Securities	450,830	311,908
Total Deposits	1,050,257	939,180
Total Shareholders’ Equity	151,544	148,542
(a) Annualized using a 365-day basis

Use of Non-GAAP Financial Measures

Certain information in this release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Management uses these “non-GAAP” measures in its analysis of the Company’s performance and believes that these non-GAAP financial measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods as well as demonstrating the effects of significant gains and charges in the current period. The Company believes that a meaningful analysis of its financial performance requires an understanding of the factors underlying that performance. Management believes that investors may use these non-GAAP financial measures to analyze financial performance without the impact of unusual items that may obscure trends in the Company’s underlying performance. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

In several places net interest income is calculated on a fully tax-equivalent basis. Specifically included in interest income was tax-exempt interest income from certain investment securities and loans. An amount equal to the tax benefit derived from this tax-exempt income has been added back to the interest income total, which adjustments increased net interest income accordingly. Management believes the disclosure of tax-equivalent net interest income information improves the clarity of financial analysis, and is particularly useful to investors in understanding and evaluating the changes and trends in the Company’s results of operations. Other financial institutions commonly present net interest income on a tax-equivalent basis. This adjustment is considered helpful in the comparison of one financial institution’s net interest income to that of another institution, as each will have a different proportion of tax-exempt interest from its earning assets. Moreover, net interest income is a component of a second financial measure commonly used by financial institutions, net interest margin, which is the ratio of net interest income to average earning assets. For purposes of this measure as well, other financial institutions generally use tax-equivalent net interest income to provide a better basis of comparison from institution to institution. The Company follows these practices.

The following table provides a reconciliation of tax-equivalent financial information to the Company’s consolidated financial statements, which have been prepared in accordance with GAAP. A 35.0% tax rate was used in both 2011 and 2010.

	For the three months ended
	3/31/2011	3/31/2010
Net interest income as presented	$10,505	$10,021
Effect of tax-exempt income	609	560
Net interest income, tax equivalent	$11,114	$10,581

The Company presents its efficiency ratio using non-GAAP information. The GAAP-based efficiency ratio is noninterest expenses divided by net interest income plus noninterest income from the Consolidated Statements of Income. The non-GAAP efficiency ratio excludes securities losses and other-than-temporary impairment charges from noninterest expenses, excludes securities gains from noninterest income, and adds the tax-equivalent adjustment to net interest income. The following table provides a reconciliation of between the GAAP and non-GAAP efficiency ratio:

	For the three months ended
In thousands of dollars	3/31/2011	3/31/2010
Non-interest expense, as presented	$6,488	$6,282
Net securities losses	-	-
Adjusted non-interest expense	6,488	6,282
Net interest income, as presented	10,505	10,021
Effect of tax-exempt income	609	560
Non-interest income, as presented	2,277	2,175
Effect of non-interest tax-exempt income	47	47
Net securities gains	-	2
Adjusted net interest income plus non-interest income	$13,438	$12,805
Non-GAAP efficiency ratio	48.28%	49.06%
GAAP efficiency ratio	50.76%	51.51%

The Company presents certain information based upon average tangible common equity instead of total average shareholders’ equity. The difference between these two measures is the Company’s preferred stock and intangible assets, specifically goodwill from prior acquisitions. Management, banking regulators and many stock analysts use the tangible common equity ratio and the tangible book value per common share in conjunction with more traditional bank capital ratios to compare the capital adequacy of banking organizations with significant amounts of goodwill or other intangible assets, typically stemming from the use of the purchase accounting method in accounting for mergers and acquisitions. The following table provides a reconciliation of average tangible common equity to the Company’s consolidated financial statements, which have been prepared in accordance with U.S. generally accepted accounting principles:

	For the three months ended
In thousands of dollars	3/31/2011	3/31/2010
Average shareholders' equity as presented	$151,969	$149,911
Less preferred stock	(24,705)	(24,606)
Less intangible assets	(27,684)	(27,684)
Average tangible common equity	$99,580	$97,621

Forward-Looking and Cautionary Statements

Except for the historical information and discussions contained herein, statements contained in this release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results and events to differ materially, as discussed in the Company’s filings with the Securities and Exchange Commission.

Additional Information

For more information, please contact F. Stephen Ward, The First Bancorp’s Treasurer & Chief Financial Officer, at 207.563.3195 ext. 5001.